SCHEDULE 14A

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

          Filed by the registrant    [X]
          Filed by a party other than the registrant    [ ]
          Check the appropriate box:
          [X]  Preliminary proxy statement
          [ ]  Definitive proxy statement
          [ ]  Definitive additional materials
          [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule
               14a-12

                      SHORELINE FINANCIAL CORPORATION
___________________________________________________________________________
              (Name of Registrant as Specified in Its Charter)

                      SHORELINE FINANCIAL CORPORATION
___________________________________________________________________________
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
          6(j)(2).*
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.
     (1)  Title of each class of securities to which transaction applies:
___________________________________________________________________________
     (2)  Aggregate number of securities to which transactions applies:
___________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
___________________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
___________________________________________________________________________
     [ ]      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.








     (1)  Amount previously paid:
___________________________________________________________________________
     (2)  Form, schedule or registration statement no.:
___________________________________________________________________________
     (3)  Filing party:
___________________________________________________________________________
     (4)  Date filed:
___________________________________________________________________________


*Previously paid.















































             [SHORELINE FINANCIAL CORPORATION LOGO PLACED HERE]









                            823 Riverview Drive
                       Benton Harbor, Michigan 49022


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

___________________________________________________________________________

     The annual meeting of shareholders of Shoreline Financial Corporation will be held at Lake Michigan College, 2755 E. Napier Avenue, Benton Harbor, Michigan, on Thursday, May 5, 1994, at 3 p.m. local time, for the following purposes:

     1.   To elect directors.

     2. To approve an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock.

     3. To transact any other business that may properly come before the meeting.

     Shareholders of record at the close of business on March 11, 1994, are entitled to notice of and to vote at the meeting and any adjournment of the meeting.

                              By Order of the Board of Directors,

                        [WAYNE R. KOEBEL SIGNATURE]

                              Wayne R. Koebel
                              Secretary


March 25, 1994
___________________________________________________________________________

           It is important that your shares be represented at the
            meeting.  Even if you expect to attend the meeting,
                PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY.

PROXY STATEMENT

                       ANNUAL MEETING OF SHAREHOLDERS
                                     of
                      SHORELINE FINANCIAL CORPORATION

                                May 5, 1994

     This Proxy Statement and the accompanying form of proxy are being furnished to holders of Common Stock of Shoreline Financial Corporation ("Shoreline" or the "Corporation") on and after March 25, 1994, in connection with the solicitation of proxies by the Shoreline Board of Directors for use at the annual meeting of Shoreline shareholders to be held on May 5, 1994, and at any adjournment of that meeting. The annual meeting will be held at Lake Michigan College, 2755 E. Napier Avenue, Benton Harbor, Michigan, at 3 p.m. local time.

      The purpose of the annual meeting is to consider and vote upon (i) election of directors, and (ii) approval of an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock. If a proxy in the form distributed by Shoreline is properly executed and returned to Shoreline, the shares represented by that proxy will be voted at the annual meeting of Shoreline shareholders and at any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees of the Board of Directors named in this Proxy Statement and for approval of the proposed amendment to the Corporation's Articles of Incorporation. Shoreline management does not know of any other matter to be presented at the annual meeting. If other matters are presented, all shares represented by the proxy will be voted in accordance with the judgment of the persons named as proxies.

     A proxy may be revoked at any time prior to its exercise by written notice delivered to the Secretary of Shoreline. A proxy may also be revoked by attending and voting at the annual meeting.

     Solicitation of proxies will be made initially by mail. Directors, officers and employees of Shoreline and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by Shoreline.

Election of Directors

        The Board of Directors has nominated the following four persons for election to the Shoreline Board of Directors at the annual meeting:

                              Louis A. Desenberg
                              Merlin Hanson
                              Ronald F. Kinney
                              Harry C. Vorys

     Four directors are to be elected at the annual meeting of shareholders to serve for terms of three years expiring at the 1997 annual meeting of shareholders. Eight other directors are serving terms that will expire in 1995 and 1996. It is the intent of the persons named in the accompanying proxy to vote for the election of the four nominees listed above. The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Shoreline Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

     A vote of the shareholders holding a plurality of the shares represented in person or by proxy and voting at the meeting is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares,voted and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

                    YOUR BOARD OF DIRECTORS RECOMMENDS A
               VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS


Amendment of the Articles of Incorporation

     The Board of Directors proposes to amend Article III of the Corporation's Articles of Incorporation to increase the Corporation's authorized capital stock from 5,000,000 shares of Common Stock to 10,000,000 shares of Common Stock. The purpose of the amendment is to allow for a three-for-two stock split and to provide additional shares for future issuance.

     As of March 11, 1994, 3,307,202 authorized shares of Common Stock were issued and outstanding. The Board of Directors has approved a three-for-two stock split payable on May 31, 1994, to shareholders of record as of May 16, 1994, contingent upon shareholder approval of the proposed amendment.

     The Board of Directors also believes that it is advisable to have the additional authorized shares available for possible future stock splits and dividends, employee benefit plans, equity based acquisitions, and other corporate purposes that might be proposed in the future.

     Management continues to seek favorable acquisition opportunities. It has in the past had, and anticipates that it will from time to time in the future have, discussions with smaller banks that might be interested in being acquired as well as discussions with larger institutions that have branches that the larger institutions may wish to sell. Authorized but



                                    -2-
unissued shares of Common Stock, or funds raised in a public offering of shares, may be used for this purpose.

     All of the additional shares resulting from the increase in the number of authorized shares of the Corporation's Common Stock would be of the same class, with the same dividend, voting and liquidation rights, as the shares of Common Stock presently outstanding. The Corporation's authorized capital also includes, and will include, 1,000,000 shares of preferred stock, none of which are outstanding.

     Common Stock was previously designated as having a par value of $1 per share. On February 16, 1994, the Board of Directors amended the
Corporation's Articles of Incorporation to delete references to par value. The concept of par value currently has no legal significance under the Michigan Business Corporation Act, as amended.

     If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance. No further shareholder authorization would be required prior to the issuance of such shares by the Corporation. Shareholders have no preemptive rights to acquire shares issued by the Corporation under its existing Articles of Incorporation, and shareholders would not acquire any such rights with respect to such additional shares under the proposed amendment to the Corporation's Articles of Incorporation. Under some circumstances, issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing shareholders.

     The first paragraph of Article III, as amended, would read as follows:

          The total authorized capital stock of the corporation is ten million (10,000,000) shares of common stock, all of one class with equal voting rights, and one million (1,000,000) shares of preferred stock.

     The affirmative vote of holders of a majority of shares entitled to vote at the annual meeting of shareholders is required to approve the proposed amendment to the Corporation's Articles of Incorporation. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               APPROVAL OF THE AMENDMENT TO THE CORPORATION'S
                         ARTICLES OF INCORPORATION









                                    -3-
Voting Securities

     Holders of record of Common Stock at the close of business on March 11, 1994, will be entitled to vote at the annual meeting of shareholders on May 5, 1994, and any adjournment of that meeting. As of March 11, 1994, there were 3,307,202 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted for shareholder action.

     The following table sets forth information concerning the number of shares of Common Stock held as of February 21, 1994, by each shareholder who is known to Shoreline management to have been the beneficial owner of more than 5% of the outstanding shares as of that date:

                                   Amount and Nature of
                           Beneficial Ownership of Common Stock(1)
                             Sole Voting    Shared
                                 and       Voting or     Total     Percent
     Name and Address of     Dispositive  Dispositive  Beneficial    of
      Beneficial Owner          Power       Power(2)   Ownership    Class
Citizens Trust and
Savings Bank ("Citizens")
       Trust Department
       433 Phoenix Street
       South Haven, Michigan
       49090(3)                 31,489     198,595      230,084     6.96%

Inter-City Bank ("Inter-City")
       Trust Department
       823 Riverview Drive
       Benton Harbor, Michigan
       49022(3)                117,213     101,588      218,801     6.62%

     The following table sets forth information concerning the number of shares of Common Stock held as of March 11, 1994, by each of Shoreline's directors and nominees for director, each of the named executive officers and all of Shoreline's directors and executive officers as a group:













                                    -4-

                                     Amount and Nature of
                            Beneficial Ownership of Common Stock(1)
                             Sole Voting  Shared Voting
                                 and           or         Total     Percent
     Name of                Dispositive   Dispositive   Beneficial    of
  Beneficial Owner              Power        Power(2)   Ownership    Class
Louis A. Desenberg--    19,338 19,338   *
Merlin Hanson   79,983   --    79,983 2.39%
Thomas T. Huff  17,613   --    17,613   *
Ronald F. Kinney 1,832   --     1,832   *
Wayne R. Koebel4,410(4)  5,82510,235(4) *
James E. LeBlanc   360    --      360   *
L. Richard Marzke       16,810    36817,178  *
James F. Murphy2,455(4) 36,25438,709(4)    1.16%
Dan L. Smith10,405(4)   17,84728,252(4) *
Robert L. Starks49,305    --   49,305 1.48%
Harry C. Vorys3,042(4)    --  3,042(4)  *
Hyman Warshawsky 3,651   7,348 10,999   *
Ronald L. Zile5,162(4)  16,04621,208(4) *

All directors and
    executive officers
    as a group 204,756(4)     106,955 311,711(4)9.35%

____________________________

*    Less than 1%.

(1) The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares which under applicable regulations are deemed to be otherwise beneficially owned by that person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or dispositive power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Dispositive power includes the power to dispose or to direct the disposition of the security. A person will also be considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

(2) These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses and minor children over whom the listed person may have substantial influence by reason of relationship. Shares held in fiduciary capacities by bank subsidiaries of Shoreline are not


                                    -5-
     included unless otherwise indicated. The directors and officers of Shoreline may, by reason of their positions, be in a position to influence the voting or disposition of shares held in trust by bank subsidiaries to some degree, but disclaim beneficial ownership of these shares.

(3) These numbers consist of shares held in various fiduciary capacities through the trust departments of Citizens Trust and Savings Bank and Inter-City Bank, respectively. The directors and officers of Shoreline, Citizens and Inter-City disclaim beneficial ownership of these shares. It is anticipated that Citizens and Inter-City will be consolidated on or about May 31, 1994.

(4) These numbers include shares of Common Stock which may be acquired through the exercise of stock options within 60 days. The right to exercise stock options vests over a 5-year period. The number of shares subject to vested stock options for each listed person is shown below:
                    Mr. Koebel                 4,227
                    Mr. Murphy                 2,455
                    Mr. Smith                  8,455
                    Mr. Vorys                  1,905
                    Mr. Zile                   4,555
                    All directors and
                      executive officers
                      as a group              27,707

Directors and Executive Officers

     Shoreline's Board of Directors consists of 12 persons divided into three classes. Each class consists of four directors, with each class serving a successive three-year term of office. Four members of the present Board of Directors are standing for reelection.

     Biographical information concerning Shoreline's directors and executive officers, including the four nominees who are nominated for election to the Board of Directors at the annual meeting, is presented below. Except as otherwise indicated, all directors and executive officers have had the same principal employment for over five years. Except as otherwise indicated, all directors and executive officers have held their positions with Shoreline since 1987. All executive officers are appointed annually and serve at the pleasure of the Board of Directors. Inter-City Bank and Citizens Trust and Savings Bank are wholly owned subsidiaries of Shoreline.







                                    -6-
Nominees for Three Year Terms Expiring in 1997

     Louis A. Desenberg (age 50) is a shareholder in the law firm of Desenberg & Colip, P.C. He has been a director of Inter-City Bank since 1978.

     Merlin Hanson (age 66) is Chairman of the Board of Hanson
International, Inc., a diversified manufacturing company. He has been a director of Shoreline since 1991 and a director of Inter-City Bank since 1987.

     Ronald F. Kinney (age 62) is President of All-Phase Electric Supply Co., Inc., a wholesale and retail distributor of electrical equipment. He has been a director of Inter-City Bank since 1967.

     Harry C. Vorys (age 69) retired in 1990 after serving as Executive Vice President and Treasurer of Shoreline and Executive Vice President of Citizens Trust and Savings Bank. Mr. Vorys was also a director of Citizens from 1988 until 1990. Mr. Vorys joined Citizens in 1986 as its Senior Vice President and Chief Lending Officer. Mr. Vorys is also a director of Manatron, Inc.


Incumbent Directors (Terms Expiring in 1995)

     Thomas T. Huff (age 51) is a partner in the law firm of Varnum, Riddering, Schmidt & Howlett. He has been a director of Citizens Trust and Savings Bank since 1986.

     L. Richard Marzke (age 60) is President of Pri-Mar Petroleum, Inc., a wholesale and retail distributor of gasoline and other petroleum products. He has been a director of Inter-City Bank since 1977.

     Dan L. Smith (age 58) is Chairman of the Board, President and Chief Executive Officer of Shoreline. Mr. Smith became Chairman of the Board and Chief Executive Officer on January 1, 1993. Mr. Smith was Secretary of Shoreline until 1992. Mr. Smith has served as President of Inter-City Bank since 1978 and as its Chief Executive Officer since 1988. Mr. Smith has been a director of Inter-City Bank since 1972.

     Ronald L. Zile (age 61) is Vice Chairman of the Board of Shoreline. Mr. Zile has been President and Chief Executive Officer of Citizens Trust and Savings Bank since 1979, a director of Citizens since 1978, and Chairman of the Board of Citizens since 1984.


Incumbent Directors (Terms Expiring in 1996)

     James E. LeBlanc (age 51) is Chairman, President and Chief Executive Officer of Whirlpool Financial Corporation, a financial services company,



                                    -7-
and Corporate Vice President of Whirlpool Corporation, a manufacturer of kitchen and household appliances. He has been a director of Shoreline since 1993 and a director of Inter-City Bank since 1990.

     James F. Murphy (age 63) retired on December 31, 1992, after serving as Chairman of the Board and Chief Executive Officer of Shoreline since 1987 and as Chairman of the Board of Inter-City Bank since 1978.
Mr. Murphy has been a director of Inter-City Bank since 1972.

     Robert L. Starks (age 62) is Chairman of Kerley & Starks Funeral Homes, Inc. He has been a director of Inter-City Bank since 1983.

     Hyman Warshawsky (age 69) is President of Shellbea Corporation, a real estate partnership. Prior to 1989, Mr. Warshawsky served as President of Steel Center Supply, a steel distributor. He has been a director of Citizens Trust and Savings Bank since 1974.


Executive Officers Who Are Not Directors

     Wayne R. Koebel (age 47) is Chief Financial Officer, Secretary and Treasurer of Shoreline. Mr. Koebel became Secretary and Treasurer on January 1, 1993. Mr. Koebel has been Senior Vice President and Chief Financial Officer of Inter-City Bank since 1986 and previously served as its Senior Vice President and Controller.

     Robert K. Burch (age 38) has been Executive Vice President and Cashier of Inter-City Bank since 1992 and previously served Inter-City Bank in other executive capacities.

     David Daugherty (age 52) has been an Executive Vice President of Citizens Trust and Savings Bank since 1992 and an Executive Vice President of Inter-City Bank since June, 1993. He previously served Citizens Trust and Savings Bank in other executive capacities.

     James R. Milroy (age 34) has been Senior Vice President and Controller of Shoreline since May, 1993. He previously served as Vice President and Controller of Shoreline and Inter-City Bank since 1990. Prior to 1990, Mr. Milroy was an associate and manager at Crowe, Chizek & Company, an accounting firm.

     The Shoreline Board of Directors has five standing committees:

     Executive Committee. The Executive Committee exercises administrative powers and duties in the management of the business affairs of Shoreline. Directors Smith and Zile presently serve on this committee. The Executive Committee did not meet during 1993.

     Audit Committee. The Audit Committee is responsible for causing a suitable examination of the financial records and operations of Shoreline



                                    -8-
and its subsidiaries to be made by the internal auditors of Shoreline and its subsidiaries through a program of continuous internal audits. The Audit Committee recommends to Shoreline's Board of Directors independent certified public accountants for employment to examine the financial statements of Shoreline and make such additional examinations as the committee deems advisable. The Audit Committee also reviews reports of examination of Shoreline and its subsidiaries received from regulatory authorities, and reports to the Board of Directors at least once each calendar year the results of examinations made and such conclusions and recommendations as the committee deems appropriate. Directors Marzke, Starks, Vorys and Warshawsky presently serve on this committee. The Audit Committee met four times during 1993.

     Organization, Compensation, and Stock Option Committee. The Organization, Compensation, and Stock Option Committee administers Shoreline's Retirement Plan, Profit-Sharing Plan and bonus plan. This committee also reviews key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the Board of Directors. This committee also serves as Shoreline's Stock Option Committee and administers Shoreline's 1989 Stock Option Plan. In this capacity, the committee determines the persons to be granted options and rights, the amount of stock subject to options and rights to be granted to each such person, and the terms of the options and rights to be granted. Directors who are also employees of Shoreline or its subsidiaries and who may participate in the plans that this committee administers may not serve on this committee. Directors Hanson, Kinney, LeBlanc and Marzke presently serve on this committee. The Organization, Compensation, and Stock Option Committee met four times during 1993.

     Nominating Committee. The Nominating Committee considers nominees for election as directors of Shoreline submitted by any shareholder of record. Any shareholder desiring to nominate a candidate for director must deliver a notice to the Secretary of Shoreline, not less than 120 days prior to the meeting, setting forth (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the number of shares of Common Stock beneficially owned by the nominee; (iv) a statement that the nominee is willing to be nominated and serve; and (v) such other information regarding the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. Directors Desenberg, Huff, Murphy, Smith, Warshawsky and Zile presently serve on this committee. The Nominating Committee met once during 1993.

     Management Committee. The Management Committee develops and administers policies for the holding company and its affiliate banks. It also functions as Shoreline's Asset/Liability Management Committee. Directors Smith and Zile presently serve on this Committee, along with certain other senior management officers who are not directors. The Management Committee met 12 times during 1993.



                                    -9-
     During 1993, the Shoreline Board of Directors held four regular and two special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year, except for Messrs. Hanson and Huff, who attended 60% and 71%, respectively.

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of Shoreline and persons beneficially owning more than 10% of the outstanding shares of Common Stock to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish Shoreline with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Shoreline believes that, from January 1, 1993, through December 31, 1993, all applicable
Section 16(a) reporting and filing requirements were satisfied.


   Organization, Compensation, and Stock Option Committee Report on Executive Compensation

     The Organization, Compensation, and Stock Option Committee of Shoreline's Board of Directors (the "Committee") administers benefit plans, reviews Shoreline's key personnel policies and programs, including individual salaries of executive officers, and submits recommendations to the Board of Directors. Directors who are also employees of Shoreline or its subsidiaries and who may participate in the plans that the Committee administers may not serve on the Committee.

     Successful long-term financial performance and increasing shareholder value are Shoreline's primary corporate goals. Shoreline's executive compensation practices are intended to encourage successful financial performance and attract and retain talented key executives who are critical to the Corporation's long-term success.

     Shoreline's executive compensation program consists of three components: base salary, annual cash incentive bonus opportunities, and long-term incentives through awards of stock options. In determining the levels of some components, the Committee considers corporate performance alone. In determining the levels of other components, such as base salary, the Committee will consider a number of factors in addition to corporate performance.

     The Committee's primary goal in establishing base salary levels is to be competitive. The Committee establishes ranges for base salaries of executive officers by comparing the Company to other more or less comparable bank holding companies. In general, salaries paid to Shoreline executives have been closer to the median rather than either the high or low end of each range. Although corporate performance is considered by the Committee in establishing base salary levels, corporate performance is not the most important factor. A discretionary assessment of job performance

                                    -10-
is another factor considered by the Committee in establishing base salary levels.

     Annual cash incentive bonuses are based entirely on corporate performance and reward executives for favorable corporate performance as compared to industry-wide performance levels. Annual cash bonus awards are determined by the application of a formula. The formula for 1992 and previous years compared Shoreline's return on assets with those of a national peer group of bank holding companies with assets between $500 million and $1 billion as reported in the Uniform Bank Performance Report for bank holding companies published by Federal Financial Institution
Examination Counsel.   For Shoreline's executives to earn a bonus,
Shoreline's return on assets had to rank in the top half of the peer group. Under the formula, Shoreline's executives received an increasing percentage of base salary as bonus compensation as Shoreline's return on assets increased as a percentile of the returns of the peer group.

     A new, three-part bonus formula was adopted during 1993. Shoreline's rate of net income growth over the most recent three year period is the first, and most important, component in this new formula. The second component encourages overhead control by comparing Shoreline's non-interest expense to asset ratio to that of the national peer group of bank holding companies with assets between $500 million and $1 billion as reported in the Uniform Bank Performance Report. The final component of the formula encourages maintenance of a strong capital position by comparing Shoreline's risk-based capital ratio to that of the same national peer group of bank holding companies. The maximum cash bonus allowable under the plan is 30% of base salary.

     Long-term incentives are provided to reward executives for achieving the long-term goal of increasing shareholder value. All of Shoreline's long-term incentives involve awards of stock options. Stock ownership is considered important. Through stock ownership, the interests of executives are joined with those of the shareholders. Under the stock option plan, executives are rewarded for the enhancement of shareholder value through the increase in the value of shares subject to options. No stock options were awarded to executive officers of Shoreline during 1993.

     Shoreline generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to executive officers does not exceed 10% of each executive officer's respective annual salary and bonus.

     Dan L. Smith, Shoreline's Chief Executive Officer during 1993, assumed that position on January 1, 1993. Mr. Smith also serves as Chairman, President and Chief Executive Officer of Inter-City Bank. Prior to 1993, Mr. Smith was President and Secretary of Shoreline and President and Chief Executive Officer of Inter-City Bank. Since 1993 was Mr. Smith's first year as Shoreline's Chief Executive Officer, the Committee established his salary at a level comparable to the amount paid to the former Chief



                                    -11-
Executive Officer during 1992, adjusted for inflation. It is the Committee's intention to base future salary increases for Mr. Smith on a discretionary evaluation of his job performance and his success in creating additional value for shareholders.

     Mr. Smith's 1993 incentive bonus will be based entirely on corporate performance as measured by the bonus formula used for all executives that is discussed above. Because information concerning the overhead and capital ratios of Shoreline's peer group is not yet available, the exact amount of Mr. Smith's 1993 incentive bonus is not calculable at this time. However, based on Shoreline's net income growth over the last three years, the minimum bonus to be paid will be 15% of base salary. By formula, the maximum bonus cannot exceed 30% of base salary.

     Mr. Smith was not awarded any stock options during 1993.

     In 1993, Congress amended the federal Internal Revenue Code to add
Section 162(m). This new section provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. Shoreline has examined its executive compensation policies in light of Section 162(m) and the regulations that have currently been proposed by the Internal Revenue Service to implement that section. It is not expected that any portion of the Corporation's deduction for employee remuneration will be disallowed in 1994 or in future years by reason of actions expected to be taken in 1994.

     During 1993, all recommendations of the Committee were unanimously approved by the Board of Directors without modification.

                                   Respectfully submitted,




                                   Merlin Hanson
                                   Ronald F. Kinney
                                   James E. LeBlanc
                                   L. Richard Marzke















                                    -12-
Stock Performance

     The following graph compares the cumulative total shareholder return on Shoreline Common Stock to the Standard & Poor's 500 Stock Index and the KBW 50 Index. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The KBW 50 Index is a market capitalization weighted bank stock index published by Keefe, Bruyette & Woods, Inc., an investment banking firm that specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies. The Standard & Poor's 500 Stock Index and the KBW 50 Index both assume dividend reinvestment. Cumulative total return is measured by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.



                          STOCK PERFORMANCE GRAPH
               Five Year Cumulative Total Shareholder Return










                       [STOCK PERFORMANCE GRAPH HERE]






















                                    -13-
     The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                                       KBW 50      S & P 500
               December 31, Shoreline   Index        Index
                  1988       $100.0    $100.0       $100.0
                  1989        126.4     118.9        131.6
                  1990         93.5      85.4        127.5
                  1991        134.7     135.2        166.3
                  1992        199.1     172.2        178.9
                  1993        267.1     181.8        196.9

Compensation of Executive Officers and Directors

     The following table shows certain information concerning the compensation of each executive officer of Shoreline whose cash compensation exceeded $100,000 for services rendered during each of the three years in the period ended December 31, 1993. Each executive officer was compensated by the respective subsidiary bank in the capacity indicated in the table.

                         SUMMARY COMPENSATION TABLE
                        Annual Compensation
      Name and
      Principal                                       All Other
     Position(1)       Year    Salary(2) Bonus(3)  Compensation(4)
Dan L. Smith             1993   $173,000   $37,950(5)   $22,111
  Chairman of the        1992    155,312    29,562        9,900
  Board, President       1991    138,250    26,250
  and Chief Executive
  Officer of Shoreline
  and Inter-City

Ronald L. Zile           1993    151,324    32,965(5)    10,551
  Vice Chairman of       1992    145,312    27,562        9,331
  the Board of           1991    138,250    26,250
  Shoreline and
  Chairman of the
  Board, President
  and Chief Executive
  Officer of Citizens







                                    -14-
Wayne R. Koebel          1993     90,811    20,887(5)     8,555
  Chief Financial        1992     85,995    17,199        5,830
  Officer, Secretary     1991     81,900    16,380
  and Treasurer of
  Shoreline and
  Senior Vice
  President and
  Chief Financial
  Officer of Inter-
  City Bank
______________________________________

(1) Capacities indicated are those in which a majority of compensation was paid if capacities changed during the year. All of Shoreline's executive officers also serve as executive officers of Inter-City or Citizens, as the case may be.

(2) Includes compensation deferred under Shoreline's Profit-Sharing/401(k) Plan and director fees paid by Shoreline, Inter-City Bank and/or Citizens Trust and Savings Bank to Messrs. Smith and Zile.

(3)  Includes compensation deferred under Shoreline's Profit-Sharing/401(k)
     Plan.

(4) All other compensation includes: (i) 401(k) matching contributions by Shoreline under the Shoreline Profit-Sharing/401(k) Plan; (ii) profit-sharing contributions by Shoreline under the Shoreline Profit-Sharing/401(k) Plan; and (iii) cash paid representing the value of accrued vacation time. The amounts included for each such factor for 1993 are:

                               (i)       (ii)     (iii)
               Mr. Smith     $4,082    $8,510    $9,519
               Mr. Zile       3,420     7,131        --
               Mr. Koebel     2,232     4,577     1,746

(5) The amount of each officer's bonus is based upon the three-part formula discussed in the Organization, Compensation, and Stock Option Committee Report on Executive Compensation. As explained in that report, part of the bonus formula is based upon peer group comparisons that are not yet available. Therefore, the amounts shown for 1993 represent an estimate of the current year's bonus.

     Shoreline's 1989 Stock Option Plan provides that options to purchase shares of Common Stock and related tax benefit rights may be granted to officers and other key employees of Shoreline and its subsidiaries. A stock option entitles the recipient to purchase shares of Common Stock for a specified period of time at a specified price. Subject to certain restrictions, the Organization, Compensation, and Stock Option Committee


                         -15-
of Shoreline's Board of Directors determines who will be granted options, the number of shares subject to each option, the form of consideration that may be paid upon exercise of an option and other matters related to the plan. Tax benefit rights granted under the plan entitle a recipient to receive a cash payment upon the exercise of a related option. No tax benefit rights have been awarded under the plan.

     The following table sets forth information concerning stock options exercised by the specified individuals during 1993 and options held by such individuals at December 31, 1993. No stock options were granted to the named executives during 1993.


                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                     AND YEAR END OPTION VALUES
               Number of                        Number of Shares                     Value of
                 Shares                      Underlying Unexercised           Unexercised In-the-Money
               Acquired on    Value           Options at Year End(1)            Options at Year End(2)
Name            Exercise     Realized       Exercisable/Unexercisable         Exercisable/Unexercisable
Dan L. Smith         0             0               8,455/2,114                    $142,044/$ 35,515

Ronald L. Zile   1,500       $24,825               6,955/2,114                    $116,844/$ 35,515

Wayne R. Koebel      0             0               4,227/1,057                    $ 71,014/$ 17,757

__________________________

(1) Under the stock option plan, the per share exercise price for each option is 100% of the market value of Common Stock at the time the option is granted. Options terminate, subject to certain limited exercise provisions, in the event of retirement, death or other termination of employment. The right to exercise options vests proportionately over a 5-year period.

(2) The value of options is based on the trading value of Shoreline Common Stock of $29.50 per share as of the close of business on December 31, 1993.

     Shoreline adopted a defined benefit pension plan effective January 1, 1989. The plan was established through a merger of two separate defined benefit pension plans previously maintained by Inter-City and Citizens. Executive officers of Shoreline, Citizens or Inter-City who satisfy certain eligibility requirements are participants in the plan. The plan provides no vesting until a participant has completed five years of credited service, at which time the participant becomes 100% vested. All participants in the plan receive credit for vesting purposes for all periods of prior service with Inter-City or Citizens.

                                    -16-
     The following table illustrates the projected annual pension benefit payable to Shoreline's executive officers upon retirement at age 65 at the annual levels of average remuneration and years of service indicated:

                             PENSION PLAN TABLE
         Average
       Remuneration               Years of Benefit Service

                          10         15        20        25   30 or More
         $ 80,000      $10,550    $15,825   $21,100   $26,375   $ 31,650
          120,000       16,150     24,225    32,300    40,375     48,450
          160,000       21,750     32,625    43,500    54,375     65,250
          200,000       27,350     41,025    54,700    68,375     82,050
          240,000       32,950     49,425    65,900    82,375     98,850
          280,000       38,550     57,825    77,100    96,375    115,650

     As of February 28, 1994, the individuals named in the Summary Compensation Table had years of service under the plan as follows: Dan L. Smith, 30 years; Ronald L. Zile, 16 years; and Wayne R. Koebel, 16 years. Pension benefits under the plan are payable monthly under a ten year certain and life annuity. Participants may elect upon retirement to receive a lump-sum payment equal to the present value of benefits payable under the plan. Benefits are based on the average of the highest compensation received by a participant during any period of five consecutive years within the last ten years prior to the participant's retirement ("average remuneration"). The compensation covered by the plan is the participant's gross salary, wages and other compensation, including any elective deferrals that are excluded from gross income. Covered compensation for the three individuals named in the Summary Compensation Table is substantially the same as the aggregate amount reported as "Annual Compensation" in that table.

     The benefits shown in the above table are based upon 0.75% of a participant's average remuneration, multiplied by the number of the participant's years of credited service for benefits (subject to a maximum of 30 years), plus 0.65% of the participant's excess average remuneration (determined by reference to the Social Security wage base), multiplied by the number of the participant's years of credited service for benefits (subject to a maximum of 30 years). The above benefits are not reduced by primary Social Security payments.

     The Shoreline defined benefit plan also contains a "grandfather" provision under which participants may receive a pension benefit based upon their accrued benefit as of December 31, 1988, under the defined benefit plan previously maintained by Inter-City or Citizens, as the case may be, if such accrued benefit would exceed the pension benefits determined under the other provisions of the Shoreline defined benefit plan described above. Certain individuals who previously participated in the Citizens defined benefit plan and who had attained age 45 and had at least 10 years of

                                    -17-
credited service for benefits as of December 31, 1988, or who had attained age 55 and had at least five years of credited service for benefits as of December 31, 1988, including Ronald L. Zile, have entered into agreements with Citizens regarding their retirement benefits. Under these agreements, Citizens will make periodic payments to these individuals following retirement which, when added to their retirement benefit under the Shoreline defined benefit plan, will provide a total retirement benefit equal to that which they would have received under the Citizens plan. Upon retirement at age 65, based upon average remuneration equal to the amount of "Annual Compensation" shown in the Summary Compensation Table, Ronald L. Zile would receive a total annual pension benefit of $73,716 under the Shoreline defined benefit plan and his agreement with Citizens.

      Dan L. Smith and Ronald L. Zile have employment agreements with Shoreline. Under these agreements, Messrs. Smith and Zile are to serve Shoreline and its subsidiary banks in their present capacities. Their respective salaries under the agreements are to be determined by the Organization, Compensation, and Stock Option Committee of Shoreline's Board of Directors, and may be paid either by Shoreline or any of its subsidiaries. Neither of these employees' salaries may be reduced without the consent of the affected employee, except pursuant to a general decrease in the salaries of all senior officers of Shoreline. Upon termination of either of these employment agreements by Shoreline without "cause" or by the employee for "good reason" (as these terms are defined in the agreements), the employee is entitled to receive monthly severance payments equal to the average of the employee's aggregate monthly cash compensation received from Shoreline and its subsidiaries during the five fiscal years preceding termination. Such severance payments are payable for a number of months equal to the number of years the employee has been employed by Shoreline or any of its subsidiary banks. If termination occurs within three years following a change in control of Shoreline, such severance payments are payable for a minimum of 36 months.

     During 1993, Shoreline, Inter-City and Citizens compensated their respective directors at the rate of $4,000 per year, and directors who were not executive officers of Shoreline, Inter-City or Citizens also received $250 per regular board meeting attended and $250 per committee meeting attended. Inter-City has entered into deferred compensation agreements with certain of its directors under which payments will be made to these directors after their retirement. Citizens offers all of its directors deferred compensation agreements that permit directors to defer receipt of directors' fees to later years.


Certain Relationships and Related Transactions

     Directors and officers of Shoreline and their associates were customers of and had transactions with subsidiaries of Shoreline in the ordinary course of business between January 1, 1993, and March 15, 1994. It is anticipated that such transactions will take place in the future in


                                    -18-
the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     During 1993, Shoreline and its subsidiaries paid legal fees to law firms in which Messrs. Desenberg and Huff are shareholders or partners. Shoreline and its subsidiaries, combined, paid legal fees of $36,935 to Mr. Desenberg's firm. These fees were billed at the regular rates charged by the respective attorneys that were applicable to all of the firm's clients. The fees paid by Shoreline and its subsidiaries to the firm with which Mr. Huff is associated did not exceed 5% of that firm's gross revenues for its last full fiscal year.


Independent Certified Public Accountants

     The board of directors has again selected Crowe, Chizek & Company, certified public accountants, as Shoreline's principal accountant for 1994. A representative of Crowe, Chizek & Company is expected to be present at the annual meeting, will have an opportunity to make a statement, and is expected to be available to respond to appropriate questions.


Proposals of Shareholders

      Proposals of shareholders intended to be presented at the 1995 annual meeting must be received by Shoreline for consideration for inclusion in its proxy statement and form of proxy relating to that meeting by November 25, 1994. Proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8.


Form 10-K Report Available

     Shoreline's Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided without charge to shareholders upon written request. Requests should he directed to Mr. Wayne R. Koebel, Chief Financial Officer, Secretary and Treasurer, Shoreline Financial Corporation, 823 Riverview Drive, Benton Harbor, Michigan 49022.











                                    -19-
                                  [FRONT]

              SHORELINE FINANCIAL CORPORATION
P R O X Y     823 Riverview Drive, Benton Harbor, Michigan 49022
              Annual Meeting of Shareholders - May 5, 1994


          The undersigned shareholder appoints Dan L. Smith and Ronald L. Zile, or either of them, each with the power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act, with respect to all shares that the shareholder would be entitled to vote at the annual meeting of shareholders of Shoreline Financial Corporation referred to above and at any adjournment of that meeting, on all matters which come before the meeting.


[Space for sticker]           Please sign exactly as your name appears on
                              this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.


                              Signature x__________________________________

                              Signature x__________________________________


                              Date __________________________________, 1994

                         [Space reserved for coding]
























                                   [BACK]


          This proxy is solicited by the Board of Directors. If this proxy is properly executed and delivered, the shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for election of all nominees named on this proxy and for approval of the proposal identified on this proxy. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.


1.   Election of Directors

     [  ] FOR all nominees listed       [  ] WITHHOLD AUTHORITY to
          below (except as indi-             vote for all nominees
          cated below)                       listed below

Louis A. Desenberg     Merlin Hanson     Ronald F. Kinney      Harry C. Vorys


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

       Your Board of Directors recommends that you vote FOR all nominees


2. Proposal to Approve an Amendment to the Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

     [  ] VOTE FOR       [  ] VOTE AGAINST             [  ] ABSTAIN

     Your Board of Directors recommends that you vote FOR this Proposal



              IMPORTANT! - PLEASE DATE AND SIGN THE OTHER SIDE